AMENDMENT TO THIRD AMENDED AND RESTATED EMPLOYMENT AGREEMENT
THIS AMENDMENT TO THIRD AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this “Amendment”) is made and entered into as of February 28, 2014, by and between REPUBLIC AIRWAYS HOLDINGS INC., a Delaware corporation (the “Company”), and BRYAN K. BEDFORD (the “Executive”).
R E C I T A L S
WHEREAS, the Company and the Executive have entered into that certain Third Amended and Restated Employment Agreement dated as of November 2, 2010 (as amended on September 24, 2013, November 6, 2013, and January 24, 2014, the “Employment Agreement”); and
WHEREAS, the Company and the Executive desire to amend the Employment Agreement as set forth in this Amendment.
NOW, THEREFORE, in consideration of the foregoing and the mutual covenants hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:
1.    Section 2(a) of the Employment Agreement is amended and restated to read in full: “(a)    The term of employment pursuant to this Agreement (the “Term”) shall continue until June 30, 2014; provided that the Company may terminate this Agreement for any reason or no reason by providing the Executive with 30 days prior written notice of such termination.”
2.    Except as modified hereby, the Employment Agreement remains in full force and effect. This Amendment shall be effective upon signature by both the Company and the Executive. This Amendment may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.
REPUBLIC AIRWAYS HOLDINGS INC.

By: /s/Mark L. Plaumann
Name: Mark L. Plaumann
Title: Chairman of the Compensation Committee of the Board of Directors

BRYAN K. BEDFORD

/s/Bryan K. Bedford

I/3515256.2